CONSENT OF NAUTA DUTILH


         We are aware that we are referred to under the heading "Risk Factors--Enforceability of Civil Liabilities" in the Prospectus forming a part of a Registration Statement on Form F-1 submitted to the Securities and Exchange Commission by MIH Limited and hereby consent to such use of our name therein. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                     NAUTA DUTILH



                                                     /s/ Dirk W. Blaisse
                                                     -------------------------
                                                     By: Dirk W. Blaisse

London, England
January 27, 1999